UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2012

Maxygen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28401	77-0449487
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Borel Avenue, Suite 616

San Mateo, CA 94402

(Address of Principal Executive Offices)

(650) 241-2292

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Extension of Stock Repurchase Program

On November 15, 2012, Board of Directors of Maxygen, Inc. (the “Company” or “Maxygen”) approved the extension of the Company’s current stock repurchase program through December 31, 2013.

Under the stock repurchase program, which was originally scheduled to expire on December 31, 2012, the Company may purchase up to $10.0 million of its common stock. As of September 30, 2012, Maxygen had repurchased approximately 279,000 shares of common stock under this program, at an aggregate purchase price of approximately $1.5 million. From December 2009 through September 2012, Maxygen has repurchased approximately 12.5 million shares of its common stock at an aggregate cost of approximately $67.9 million.

Under the current repurchase program, Maxygen may repurchase its common stock from time to time, in amounts, at prices and at such times as it deems appropriate. Maxygen may make repurchases in the open market, in privately negotiated transactions, in accelerated repurchase programs, in structured share repurchase programs, or pursuant to a 10b5-1 plan. Any repurchases will be conducted in compliance with the SEC’s Rule 10b-18 and applicable legal requirements and will be subject to market conditions and other factors. The program does not obligate Maxygen to acquire any particular amount of common stock and the program may be modified or suspended at any time at the Company’s discretion. Any repurchases will be funded from available cash on hand.

As of September 30, 2012, Maxygen held approximately $82.2 million in cash, cash equivalents and short-term investments.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of Maxygen’s management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Such risks and uncertainties include, but are not limited to, the following: the plans, ability, timing, manner and extent of any repurchases by the Company of shares of its common stock under the repurchase program described above. Additional risk factors are more fully discussed in Maxygen’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, and its Current Reports on Form 8-K and other SEC filings, all of which are available from Maxygen or from the SEC’s website (www.sec.gov). Maxygen is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise, except to the extent required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXYGEN, INC.
(Registrant)

Date: November 16, 2012

/s/ James R. Sulat
(Signature)
Name: James R. Sulat
Title: Chief Executive Officer